J.P.Morgan

April 5, 2023

To:    The Borrowers and any other Loan Parties under the Credit Agreements referenced below
970 East 64th Street
Cleveland, Ohio 44103
Attention: Peter Knapper, President and Chief Executive Officer
Facsimile No: 216.432.6281

Re:    CREDIT AGREEMENT dated as of August 8, 20 1 8 (as it may be amended or modified from time to time, together with all Exhibits, Schedules and Riders annexed hereto from time to time, each of which is hereby incorporated herein and made a part hereof, the “Credit Agreement”), by and among SIFCO
Industries, Inc., an Ohio corporation (“SIFCO”), T & W Forge, LLC, an Ohio limited liability company (“T & W”), and Quality Aluminum Forge, LLC, an Ohio limited liability company (“Quality Forge” and, together with SIFCO and T & W, collectively, the “Borrowers” and each, individually, a
“Borrower”), the Loan Parties party hereto, and JPMorgan Chase Bank, N.A., a national banking association (the “Lender”).

EXPORT CREDIT AGREEMENT dated as of December 17, 2018 (as it may be amended or modified from time to time, together with all Exhibits, Schedules and Riders annexed hereto from time to time, each of which is hereby incorporated herein and made a part hereof, the
Export Credit Agreement”, and collectively with the Credit Agreement, the “Credit Agreements”), by and among SIFCO Industries, Inc., an Ohio corporation (“SIFCO”), T & W Forge, LLC, an Ohio limited liability company (“T & W”), and Quality Aluminum Forge, LLC, an Ohio limited liability company (“Quality Forge” and, together with SIFCO and T & W, collectively , the “Borrowers” and each, individually, a “Borrower”), the Loan Parties party hereto, and JPMorgan Chase Bank , N.A., a national banking association (the “Lender”).

Ladies/Gentlemen:

The Loan Parties have informed the Lender that Events of Default under the Cred it Agreements have occurred under the Credit Agreements due to the failure to deliver the required Borrowing Base Certificates thereunder and other potential Events of Default (the “Existing Defaults”).

The Lender is in the process of evaluating the Existing Default, and the Loan Parties acknowledge and agree that the Lender (a) has not waived the Existing Default or any other Event of Default or Default under the Credit Agreements or any other Loan Documents or any of its rights or remedies (and the
Lender reserves all of its rights and remedies, each of which shall remain in full force and effect), and neither the making of any Loan or issuance of any Letter of Credit under the Credit Agreements nor any other present or future action or inaction by the Lender (other than a written waiver agreement signed by all required parties) shall be deemed a waiver of the Existing Default or any other Event of Default or
Default or any of the Lender's rights or remedies, (b) has no obligation to make any Loan or issue any
Letter of Credit 'under either of the Credit Agreements or otherwise, and may discontinue making Loans and issuing Letters of Credit under the Credit Agreements at any time, (c) does not have any obligation to modify or amend the Credit Agreements or any other Loan Document or waive the Existing Default, and
(d) may terminate the discussions at any time in its sole discretion, and may determine that it is in its best interest to exercise its rights and remedies during the pendency of negotiations contemplated herein without notice, and nothing herein shall operate to restrict, stay or inhibit or prohibit the Lender from exercising any such rights or remedies. Without limiting the foregoing, the Loan Parties acknowledge and agree that the Lender may reduce the Reserves under the Borrowing Base in the Credit Agreement by up to $1,000,000 and may make any Loan or issue any Letter of Credit under either of the Credit

Agreements, but has no obligation to make any Loan or issue any Letter of Credit under either of the
Credit Agreements or otherwise, and may discontinue making Loans and issuing Letters of Credit under the Credit Agreements at any time and increase the Reserves at any time.

Each Loan Party agrees that each of the Credit Agreements and the other Loan Documents as defined in each Credit Agreement (all of the foregoing, as amended, collectively, the "Loan Documents") is ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect thereto. Each of the Loan Parties further (i) acknowledges and agrees that the Collateral Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (ii) confirms its grant of security interests pursuant to the Collateral
Documents to which it is a party in all Collateral and securing all Secured Obligations, and (iii) acknowledges that all Liens granted (or purported to be granted) pursuant to the Collateral Documents remain and continue in full force and effect in respect of, and to secure, the Secured Obligations.

Each Loan Party represents and warrants that as of the date hereof it is not aware of any claims or causes of action against the Lender or any of its affiliates, successors or assigns, and·that it has no defenses, offsets or counterclaims with respect to any Loan Document. Notwithstanding this representation and as further consideration for the agreements and understandings herein, each Loan Party, on behalf of itself and its employees, agents, executors, heirs, successors and assigns (the "Releasing Parties"), hereby releases the
Lender and its predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns (the "Released Parties"), from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, arising from or in any way related to any Loan Document or any transactions relating to any of the Loan Documents. '

Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the
Credit Agreements. This letter is a Loan Document under each Credit Agreement. This letter may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Among other provisions of the Credit Agreement, this letter is subject to Sections 8.06, 8.09 and 8.10 of the Credit Agreement.

Very truly yours,

JPMorgan CHASE BANK, N.A.

By:     _______________________

Title:    Authorized Officer

Accepted and Agreed:
SIFCO INDUSTRIES, INC.
By:     Thomas R Kubera

Title:    Chief Financial Officer

Quality Aluminum Forge, LLC
By:     Thomas R Kubera

Title:    Treasurer

NOTICE TO SERVICE MEMBERS
The following persons may be entitled to certain legal rights and protections, including protection from foreclosure, pursuant to the Service members Civil Relief Act (50 U.S.C. App. §§ 501-596), as amended, and possibly other similar state statutes:
•Any individual borrower, guarantor, collateral pledgor or property owner who is, or recently was, a Service member on active duty;
•Any business entity, if a Service member who is, or recently was, on active duty is personally liable to Chase in a written agreement for its obligations.
Eligible service may include the following:
•Active duty with the Army, Navy, Air Force, Marine Corps, or Coast Guard;
•Active duty with the National Guard;
•Active duty as a commissioned officer of the National Oceanic and Atmospheric Administration;
•Active duty as a commissioned officer of the Public Health Service;
•Service with the forces of a nation with which the United States is allied in the prosecution of a war or military action; or
•Service with the National Guard or a state militia under a state call to duty.
Eligible service also includes any period during which a Service member is absent from duty on account of sickness, wounds, leave, or other lawful cause.
If you or any of the persons described above is such a Service member , you should contact Chase at 1 -877-344-3080 , Monday through Friday, 8:00 a.m. to 7:00 p.m. Central Time.